UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2022

RAFAEL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-38411	82-2296593
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Broad Street Newark, New Jersey	07102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212 658-1450

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b)-2 of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class B common stock, par value $0.1 per share	RFL	New York Stock Exchange

Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed on a Current Report filed on June 17, 2021, Rafael Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, certain subsidiaries of the Company and Rafael Pharmaceuticals, Inc (“Pharma”). The Merger Agreement provided for Pharma to become a wholly-owned subsidiary of the Company and for holders of capital stock of Pharma other than the Company and its controlled affiliates to receive shares of Company Class B common stock in exchange for their interests in Pharma. The material terms of the Merger Agreement were disclosed on that Current Report and the Merger Agreement was filed as an exhibit thereto.

On February 2, 2022, the Company delivered a letter to Pharma pursuant to which the Company terminated the Merger Agreement pursuant to each of Sections 9.1(b), 9.1(d), and 9.1(f) of the Merger Agreement, effective immediately.

As of October 31, 2021, based on information available to the Company, the Company and its subsidiaries held capital stock of Pharma representing 51% of the outstanding capital stock of Pharma and 41% on a fully diluted basis (excluding the remainder of a warrant held by the Company to acquire shares of Pharma and other interests held by the Company that may be convertible into equity securities of Pharma).

The Company may seek to enter into discussions with Pharma regarding the relationship between the companies in light of the termination of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAFAEL HOLDINGS, INC.

By:	/s/ William Conkling
William Conkling
Chief Executive Officer

Dated: February 2, 2022

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